Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 filed October 29, 1996) pertaining to the 1994 Incentive Stock Option and Stock Appreciation Rights Plan of Martin Color-Fi, Inc., of our report dated February 20, 1996, with respect to the consolidated financial statements and schedule of Martin Color-Fi, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                               Ernst & Young LLP

Greenville, South Carolina
October 28, 1996